Ex 99.1

ATWOOD OCEANICS ANNOUNCES SENIOR MANAGEMENT PROMOTION

Houston, Texas

January 5, 2009

FOR IMMEDIATE RELEASE

ATWOOD OCEANICS, INC., (NYSE - ATW) a Houston-based International Drilling Contractor, announced that Mr. Michael Campbell, 39, was promoted to Vice President – Controller effective January 1, 2009.

Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.

                                                                                                                     Contact: Jim Holland

(281) 749-7804